CERTIFICATION
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002


	We, Dianne M. Orbison, President and principal executive officer, and Frederick P. Feuerherm, Treasurer and principal financial officer, of Advantus Horizon Fund, Inc., hereby certify as follows with respect to the Annual Report of the Fund on Form N-SAR for the period ended July 31, 2002 (the "Report") filed herewith:

1. We have reviewed the Report;

2. The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

3. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.



	Executed this 27th day of September, 2002
	In St. Paul, Minnesota




	Dianne M. Orbison, President
	Advantus Horizon Fund, Inc.




	Frederick P. Feuerherm, Treasurer
	Advantus Horizon Fund, Inc.



Subscribed and sworn to before me this ___ day of _________________, 2002.


Notary Public

My commission expires:
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